EXHIBIT 10.46

August 13, 2012

Miller Energy Resources, Inc.

9721 Cogdill Road, Suite 302

Knoxville, TN 37932

Attention:  Scott M. Boruff

Chief Executive Officer

Re:  Acknowledgement and Amendment Regarding Series B Preferred Stock

Ladies and Gentlemen:

We refer to that certain Loan Agreement dated as of June 29, 2012 (as heretofore amended or otherwise modified, the “Loan Agreement”), by and among Miller Energy Resources, Inc., a Tennessee corporation (the “Borrower”), the financial institutions party thereto from time to time as Lenders and Apollo Investment Corporation, as Administrative Agent for the Lenders (in such capacity, the “Agent”).  Capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Loan Agreement, as amended hereby.  References herein to any Section shall be to a Section of the Loan Agreement, as amended hereby, unless otherwise specifically provided.

The Borrower has informed the Agent that it intends to issue a class of preferred Stock that would be redeemable within thirty (30) days after the termination of the Aggregate Commitment and repayment in full of all of the Obligations, to be designated the “Series B Redeemable Preferred Stock” and which shall be limited to no more than 300,000 shares outstanding at any time (the “Preferred Stock”).  Dividends on the Preferred Stock would be payable, currently and in cash on a semi-annual basis (beginning on March 1, 2013), at a rate of 12% per annum (the “Preferred Dividend”).  In connection with the issuance of the Preferred Stock, the Borrower has requested that the Agent and the Lenders (i) acknowledge and agree that the Preferred Stock shall not constitute (A) Disqualified Stock for purposes of the Loan Agreement solely as a result of the inclusion of the redemption provision described in the preceding sentence and (B) Indebtedness in the event it should be classified as “temporary equity” for accounting purposes, and (ii) amend Section 7.10 such that, on or after March 1, 2013, so long as the Borrower is in compliance with the requirements of such Section, as amended hereby, the payment of the Preferred Dividend would be permitted thereunder.  Subject to the terms and conditions contained herein, the Agent and the Lenders (or at least the required percentage thereof) are willing to make such acknowledgments and amendments, in each case, as and to the extent provided below.

Accordingly, the Borrower, the Agent and the Lenders (or at least the required percentage thereof) hereby agree as follows:

(a)

Treatment of the Preferred Stock.  The Preferred Stock shall not constitute Disqualified Stock for purposes of the Loan Agreement, as amended hereby, solely as a result of the Preferred Stock being redeemable within thirty (30) days after the termination of the Aggregate Commitment and repayment in full of all of the Obligations; provided that the foregoing acknowledgement shall not in any way limit, modify or waive the restrictions set forth in Section 7.10, as amended hereby.  All proceeds from the issuance of such Preferred Stock shall constitute Excluded Equity Proceeds and shall be used solely for the purposes permitted by the Loan Agreement, as amended hereby.  In addition, and for the avoidance of doubt, it is further agreed that the Preferred Stock shall not be treated as Indebtedness for purposes of the Loan Agreement, as amended hereby, in the event it shall be classified as temporary equity for accounting purposes.

(b)

Consent to Amendment of Borrower’s Article of Incorporation.  Borrower’s filing of the amendment to its articles of incorporation in the form attached hereto as “Exhibit A” shall not be deemed to be “materially adverse” to the Agent or the Lenders for purposes of Section 7.19(c) of the Loan Agreement, as amended hereby.

(c)

Amendments to Loan Agreement.  The Loan Agreement is hereby amended as follows:

(i)

Amendments to Definitions.

(A)

New Defined Terms. The following new defined terms are added to Section 1.1, in the appropriate alphabetical order:

“‘Series B Preferred Dividend’ means a 12% semi-annual dividend, payable in cash on March 1 and September 1 of each year, on the Borrower’s Series B Preferred Stock.”

“‘Series B Preferred Stock’ means the class of equity of the Borrower to be designated “Series B Redeemable Preferred Stock”; provided that no more than 300,000 shares of such Stock shall be authorized or outstanding at any time.”

(B)

Amendment to “Consolidated Permitted Expenses”.  The word “and” is deleted immediately preceding clause (m) and the following new clause (n) is added to the definition of “Consolidated Permitted Expenses” immediately after clause (m) therein: “; and (n) to the extent permitted under Section 7.10, payment of the Series B Preferred Dividend.”

(C)

Amendment to “Interest Expense”.  The definition of “Interest Expense” is hereby amended and restated as follows:

“Interest Expense” shall mean, for any period, the sum (determined without duplication) of (a) the aggregate amount of interest expense accrued during such period on Indebtedness of Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP, including the interest portion of payments under Capital Leases and any capitalized interest, but excluding

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amortization of debt discount and expense and any interest expense accrued solely in respect of the Make-Whole Premium or any Prepayment Premium and (b) all dividends or other distributions paid in cash during such period in respect of any preferred Stock of Borrower and its Subsidiaries.

(ii)

Amendment to Section 7.10. The following amendments are made to Section 7.10.

(A)

The existing clause (d) in such Section 7.10 is redesignated as clause “(e)”; and

(B)

The following new clause is inserted as clause (d) in Section 7.10, immediately after the words “under the Miller 2009 Loan Documents” in clause (c) and before “or (e)”:

“(d) on or after March 1, 2013, the payment of  the Series B Preferred Dividend so long as (i) such payment is made during a Capital Covenant Compliance Period, (ii) immediately after giving effect to such payment, the Borrower is in pro forma compliance with the Capital Covenants, and (iii) immediately prior to and after giving effect to such payment, no Default or Event of Default shall have occurred and be continuing”.

(iii)

 New Section 7.29.  The following new Section 7.29 is hereby added to the Loan Agreement after Section 7.28 thereof.

Section 7.29.

Series B Preferred Stock.

(a)

Borrower covenants and agrees that it shall not redeem the Series B Preferred Stock prior to the date that is 30 days after the date on which Security Termination occurs.  The foregoing covenant and agreement shall survive the termination of the Loan Documents and repayment of the Obligations.

(b)

Borrower shall not amend or otherwise modify the terms and/or conditions of the Series B Preferred Stock (including without limitation the Series B Preferred Dividend) without the prior written consent of Administrative Agent.

By its signature below, each Loan Party agrees that, except as expressly set forth herein, nothing herein shall be construed as (a) an amendment, alteration, modification, waiver or continuing waiver of the provisions of Section 7.10, any definition set forth in the Loan Agreement or any other provision of the Loan Agreement or any other Loan Document or (b) a waiver of any Default or Event of Default now existing or hereafter arising under the Loan Agreement or any other Loan Document.  Nothing contained herein shall obligate the Lenders to (i) grant any additional or future consents, amendments or waivers under Section 7.10, any

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definition set forth in the Loan Agreement or under any other provision of the Loan Agreement or any other Loan Document or (ii) waive any Default or Event of Default now existing or hereafter arising under the Loan Agreement or any other Loan Document.

By its signature below, each Loan Party hereby (a) acknowledges and agrees that, except as expressly provided herein, the Loan Agreement, as amended hereby, and each of the other Loan Documents are hereby ratified and confirmed in all respects and shall remain in full force and effect; (b) ratifies and reaffirms its obligations under, and acknowledges, renews and extends its continued liability under, the Loan Agreement, as amended hereby, and each other Loan Document to which it is a party; (c) ratifies and reaffirms all of the Liens securing the payment and performance of the Obligations; and (d) represents and warrants to the Agent and the Lenders that, as of the date hereof, (i) after giving effect to this letter agreement, all of the representations and warranties contained in the Loan Agreement, as amended hereby, and each other Loan Document to which it is a party are true and correct in all material respects, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date, (ii) after giving effect to this letter agreement, no Default or Event of Default has occurred and is continuing, and (iii) the execution, delivery, and performance of this letter agreement by such Loan Party have been duly authorized by all necessary action on the part of such Loan Party.  This letter agreement shall be deemed to constitute a Loan Document for all purposes and in all respects.

This letter agreement shall become effective as of the date first written above when and only when the Agent shall have received duly executed counterparts of this letter agreement signed by each Loan Party and the Lenders (or at least the required percentage thereof).

This letter agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.  This letter agreement may be executed in counterparts with each counterpart constituting an original and all of the counterparts, once executed, constituting but one original.  Delivery of an executed counterpart by facsimile or other electronic means shall be effective as delivery of an original executed counterpart.

[Signature Pages Follow]

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If the foregoing is acceptable to you, please execute a copy of this letter agreement in the spaces provided below to evidence your acceptance and approval of the foregoing and return a fully-executed counterpart of this letter to the attention of the undersigned.

Very truly yours,

APOLLO INVESTMENT CORPORATION, as Administrative Agent for the Lenders

	By:	Apollo Investment Management, L.P.

		By:	ACC Management, LLC, as its General Partner

By:	/s/ James Zelter
Name:	James Zelter
Title:	President

Acknowledgement and Amendment — Miller Energy Resources, Inc.

Signature Page

Acknowledged, agreed and accepted as of the 13th day of August, 2012

BORROWER:

MILLER ENERGY RESOURCES, INC.,
a Tennessee corporation

By:	/s/ Scott M. Boruff
Name:	Scott M. Boruff
Title:	Chief Executive Officer

GUARANTORS:

MILLER DRILLING, TN LLC

By:	MILLER ENERGY RESOURCES, INC.,
its Sole Member

	By:	/s/ Scott M. Boruff
	Name:	Scott M. Boruff
	Title:	Chief Executive Officer

MILLER ENERGY SERVICES, LLC

By:	MILLER ENERGY RESOURCES, INC.,
its Sole Manager

	By:	/s/ Scott M. Boruff
	Name:	Scott M. Boruff
	Title:	Chief Executive Officer

MILLER ENERGY GP, LLC

By:	MILLER ENERGY RESOURCES, INC.,
its Sole Manager

	By:	/s/ Scott M. Boruff
	Name:	Scott M. Boruff
	Title:	Chief Executive Officer

Acknowledgement and Amendment — Miller Energy Resources, Inc.

Signature Page

MILLER RIG & EQUIPMENT, LLC

By:	MILLER ENERGY RESOURCES, INC.,
its Sole Manager

	By:	/s/ Scott M. Boruff
	Name:	Scott M. Boruff
	Title:	Chief Executive Officer

COOK INLET ENERGY, LLC

By:	/s/ David M. Hall
Name:	David M. Hall
Title:	Manager and Chief Executive Officer

EAST TENNESSEE CONSULTANTS, INC.

By:	/s/ Douglas G. Melton
Name:	Douglas G. Melton
Title:	Vice President and Secretary

EAST TENNESSEE CONSULTANTS II, L.L.C.

By:	/s/ Douglas G. Melton
Name:	Douglas G. Melton
Title:	Manager and Secretary

Acknowledgement and Amendment — Miller Energy Resources, Inc.

Signature Page

Exhibit A: Amendment to Borrower’s Charter

Article 6 of the Corporation’s Amended and Restated Charter is hereby amended by adding the following:

In accordance with Sections 48-20-102 and 48-20-106 of the Tennessee Business Corporation Act (“TBCA”), the undersigned corporation adopts the following Articles of Amendment (the “Articles of Amendment”) to its Charter (the “Charter”):

1.

The name of this corporation is Miller Energy Resources, Inc.

2.

Article Six of the Charter is hereby amended, pursuant to the authority granted to the Board of Directors of this corporation by Section 6(c) of the Charter, by (i) deleting the existing subsection (d) of Article Six of the Charter, relating to the designation of issuance of the Corporation’s “Series A Redeemable Preferred Stock,” none of which are outstanding (having all been redeemed), and no more of which will be issued in the future, and (ii) replacing it with the following, which subsection (d) which states the number, designation, relative rights, preferences and limitations of a new series of preferred stock as fixed by the Board of Directors and shall read in its entirety as follows:

(d)

Series B Redeemable Preferred Stock.

(i)

Designation and Amount.  The shares of such series shall be designated as “Series B Redeemable Preferred Stock” (the “Series B Preferred Stock”) and the number of shares constituting the Series B Preferred Stock shall be 300,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding.

(ii)

Stated Value.  The stated value of the Series B Preferred Stock shall be $100.00 per share.

(iii)

Dividends.  Subject to the Corporation’s ability to pay dividends pursuant to the provisions of Section 48-16-401 of the TBCA, the holders of the shares of Series B Preferred Stock (each, a "Holder" and collectively, the "Holders") shall be entitled to receive dividends ("Dividends") at the rate of 12% per annum payable on the Stated Value of such preferred share.  So long as, (A) such payment of Dividends is made during a Capital Covenant Compliance Period (as defined under the Loan Agreement of the Corporation, dated as of June 29, 2012 (as amended, restated or otherwise modified from time to time, the “Senior Loan Agreement”), between the Corporation, as Borrower and Apollo Investment Corporation, as Administrative Agent and sole initial Lender, (B) immediately after giving effect to such payment of Dividends, the Corporation is in pro forma compliance with the Capital Covenants (as defined in the Senior Loan Agreement), and (C) immediately prior to and after giving effect to such payment of Dividends, no Default or Event of Default (as each such term is defined in the Senior Loan Agreement) shall have occurred and be continuing (the foregoing clauses (A), (B) and (C) being collectively referred to herein as the “Financing Condition”), the Dividends shall be payable in cash on a semi-annual basis, in arrears, each March 1 and September 1 (each, a "Dividend Date"), with the first Dividend being payable on March 1, 2013.  In the event the Financing Condition is not satisfied, or the Corporation shall fail to make the necessary payment of Dividends for any other reason, such Dividends shall be cumulative.  Dividends on the shares of Series B Preferred Stock shall commence accruing on the initial issuance date of such shares (the “Issuance Date”) and shall be computed on the basis of a 365-day year and actual days elapsed.

(v)

Conversion.  The shares of Series B Preferred Stock are not convertible into or exchangeable for any other security of the Corporation.

Acknowledgement and Amendment — Miller Energy Resources, Inc.

Exhibit A

(vi)

Redemption.

(A)

Commencing immediately upon issuance, all or any of the shares of Series B Preferred Stock are redeemable at any time at the sole option of the Corporation (subject to subparagraph (B) below) upon notice to the Holder (the “Redemption Notice”) at a redemption price per share (the “Redemption Price”) as follows:

(7)

If the Redemption Notice is given on or prior to the first anniversary of the issuance date of the shares of Series B Preferred Stock, the Redemption Price shall be 103% of the Stated Value per share plus any accrued but unpaid dividends; or

(8)

If the Redemption Notice is given after the first anniversary of the issuance date of the shares of Series B Preferred Stock but on or prior to the second anniversary thereof, the Redemption Price shall be 106% of the Stated Value per share plus any accrued but unpaid dividends; or

(9)

If the Redemption Notice is given after the second anniversary of the issuance date of the shares of Series B Preferred Stock but on or prior to the third anniversary thereof, the Redemption Price shall be 109% of the Stated Value per share plus any accrued but unpaid dividends; or

(10)

If the Redemption Notice is given after the third anniversary of the issuance date of the shares of Series B Preferred Stock but on or prior to the fourth anniversary thereof, the Redemption Price shall be 112% of the Stated Value per share plus any accrued but unpaid dividends; or

(11)

If the Redemption Notice is given after the fourth anniversary of the issuance date of the shares of Series B Preferred Stock, the Redemption Price shall be 115% of the Stated Value per share plus any accrued but unpaid dividends; or

(12)

If the Series B Preferred Stock has not been redeemed prior to the fifth (5th) anniversary of the date of its issuance, then it shall be redeemed on the later of (i) such fifth (5th) anniversary and (ii) 30 days after the date on which Security Termination (as defined in the Senior Loan Agreement) under the Company’s Senior Loan Agreement occurs (a “Repayment Event”), in each case with a Redemption Price equal to 115% of the Stated Value per share plus any accrued but unpaid dividends.

(B)

The Company will not, in any event, redeem the Series B Preferred Stock prior to the occurrence of the Repayment Event.

(C)

Payment in full of the Redemption Price shall be payable in cash to the Holder immediately upon surrender of the certificates representing the shares so redeemed.

(D)

In the event any shares of Series B Preferred Stock shall be redeemed pursuant to this section, the shares so redeemed shall automatically be cancelled and returned to the status of authorized but unissued shares of preferred stock.

Acknowledgement and Amendment — Miller Energy Resources, Inc.

Exhibit A

(vii)

Voting Rights.  The shares of Series B Preferred Stock shall have no voting rights except as may be specifically provided for in the TBCA, except that the affirmative vote of at least a majority of the Series B Preferred Stock, voting as a class, shall be required to authorize, effect or validate the creation and issuance of any class or series of stock ranking equal to or senior to the shares of the Series B Preferred Stock with respect to the declaration and payment of dividends or distribution of assets on liquidation, dissolution or winding-up (provided, however, that another class or series of stock shall not be deemed to be senior to the Series B Preferred Stock solely on account of the fact that cash dividends may be payable with respect thereto on different dates or more frequent intervals than it is to holders of the Series B Preferred Stock, so long as no payments of Dividends on the Series B Preferred Stock remain unpaid or are in arrears).  No such vote is required if, prior to the time such class is issued, provision is made for the redemption of all shares of the Series B Preferred Stock and such shares of the Series B Preferred Stock are redeemed on or prior to the date of issuance of such class.

(viii)

Liquidation, Dissolution, Winding-Up.  In the event of the liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of shares of the Series B Preferred Stock then outstanding shall be entitled to receive, out of the remaining assets of the Corporation available for distribution to its shareholders, an amount equal to the Stated Value per share.

(ix)

Rank.  The shares of Series B Preferred Stock shall rank, with respect to the payment of dividends and distribution of assets, senior to any other series of preferred stock of the Corporation.

Acknowledgement and Amendment — Miller Energy Resources, Inc.

Exhibit A